Exhibit 99.1
DZS Inc. Announces Delayed 10-Q Filing

DALLAS, August 9, 2023 – DZS Inc. (“DZS” or the “Company”) (Nasdaq: DZSI), a global leader of access, optical and cloud-controlled software defined solutions, announced today that it will not file its Quarterly Report for the three months ended June 30, 2023 (the “Second Quarter 10-Q”) within the filing deadline established by the Securities and Exchange Commission (the “SEC”) and will be a late filer with respect to such report.
The delay in the filing of the Company’s Second Quarter 10-Q relates principally to the ongoing review by the Audit Committee of the Company’s Board of Directors, as described below, in connection with the restatement of the Company’s previously issued unaudited condensed consolidated financial statements and the notes thereto with respect to the three months ended March 31, 2023 (the “Subject Period”).
As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2023 (the “June Form 8-K”), the Audit Committee, in consultation with the Company’s management, determined that the Company’s previously issued unaudited condensed consolidated financial statements for the Subject Period should no longer be relied upon and should be restated due to an accounting error relating to the timing of revenue recognition with respect to certain customer projects for the Subject Period. As a result of this error, the Audit Committee initiated a review of the Company’s accounting for revenue recognition and the extent to which these matters affect the Company’s internal controls over financial reporting. The Audit Committee’s review is ongoing and no conclusions have been reached at this time.
The Company plans to file the Second Quarter 10-Q as soon as reasonably practicable following the completion of the Audit Committee’s review and the restatement. The Company is unable to provide an expected filing date at this time.
The description of the restatement and accounting error in the June Form 8-K and above was and is preliminary, unaudited and subject to further change in connection with the ongoing Audit Committee review and the completion of the restatement. Accordingly, there can be no assurance as to the actual effects of the restatement or that the Company will not determine to restate any financial statements for periods other than the Subject Period or with respect to any additional accounting errors. Moreover, there can be no assurance as to what period the revenue previously recognized in the Subject Period will ultimately be recognized.
About DZS Inc.
DZS Inc. (Nasdaq: DZSI) is a global leader of access, optical and cloud-controlled software defined solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/